Exhibit 10.16

Agreement Number: 00699180

AMENDMENT NO. 12 TO THE

OEM DISTRIBUTION AND LICENSE AGREEMENT AMONG

ADOBE SYSTEMS INCORPORATED

AND ADOBE SYSTEMS SOFTWARE IRELAND LIMITED

AND ELECTRONICS FOR IMAGING, INC.

THIS AMENDMENT NO. 12 (the “Amendment”) to the OEM Distribution and License Agreement dated September 19, 2005 with Adobe Internal Reference ID#41422 (the “Agreement”), is made by and among ADOBE SYSTEMS INCORPORATED, a Delaware corporation having its principal place of business at 345 Park Avenue, San Jose, CA 95110-2704 (“Adobe Systems”), ADOBE SYSTEMS SOFTWARE IRELAND LIMITED, a company incorporated in Ireland and having a place of business at Unit 3100, Lake Drive, Citywest Business Campus, Saggart D24, Dublin, Ireland (“Adobe Ireland”) (both individually in their countries and collectively referred to as “Adobe”) and ELECTRONICS FOR IMAGING, INC., a company incorporated in Delaware and having a place of business at 6750 Dumbarton Circle, Fremont, CA 94555 (“EFI”), effective as of the date of last signature below.

WHEREAS, the Initial Term of the Agreement was through September 19, 2010 and thereafter the term was to renew automatically for one year periods;

WHEREAS, the term of the Agreement was extended to March 31, 2018 with Amendment No. 9 (Adobe Internal Reference ID# 355521);

WHEREAS, the term extension date made it unclear as to whether the Agreement was to auto-renew; and

WHEREAS, now the parties agree to add an auto-renew term extension clause back to the Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Adobe and OEM agree as follows:

1. Section 12.1 “Term” of the Agreement is hereby deleted in its entirety and replaced with the Section

12.1 “Term” below.

“Term. The term of this Agreement as extended by Amendment No. 9 is through March 31, 2018. The Agreement may be terminated at any time for cause (as provided for in Section 12.2 below) or by the mutual written consent of the Parties. This Agreement will renew automatically on April 1, 2018 and each one year anniversary thereafter for additional one year periods, unless either party gives written notice of its intent to terminate at least 180 days prior to an upcoming anniversary date. Notwithstanding the provisions of this Section 12 (“Term and Termination”), the parties agree that this Agreement may not be terminated pursuant to this Section 12 (“Term and Termination”) or under any other provision of this Agreement, under any circumstances, without first attempting to resolve the dispute, situation or circumstance giving rise to the possibility of such termination pursuant to Section 15 (“Dispute Resolution”).”

2. All other terms and conditions of the Agreement will remain in full force and effect. Unless otherwise defined herein, all terms used in this Amendment shall retain the same meanings as defined in the Agreement and such definitions are incorporated herein by reference. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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Agreement Number: 00699180

IN WITNESS WHEREOF, the parties have caused this Amendment No. 12 to be executed by their duly authorized representatives.

Electronics For Imaging, Inc.	Adobe Systems Software Ireland Limited	Adobe Systems Incorporated

Authorized Signature	Authorized Signature	Authorized Signature

/S/ TOBY WEISS	/S/ MONICA BEGUE	/S/ ERIC PIZIALI
Toby Weiss	Monica Begue	Eric Piziali
Print Name	Print Name	Print Name

SVP, EFI	Manager Digital Media OM	WW Director of Revenue O
Title	Title	Title

Jan 31, 2018	Feb 1, 2018	Feb 1, 2018
Date	Date	Date